                                                                   Exhibit 99.04

         CONSENT OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION

         We hereby consent to (i) the inclusion of our opinion letter, dated as of January 10, 1999, to the Board of Directors of PharMerica, Inc. (the "Company") as Annex B-1 to the Joint Proxy Statement/Prospectus of the Company and Bergen Brunswig Corporation ("Bergen") relating to the acquisition of the Company by Bergen; and (ii) all references to DLJ in the sections captioned "Summary-Opinion of PharMerica's Financial Advisor"; "The Merger-Background of the Merger"; and "The Merger-Opinion of PharMerica's Financial Advisor" of the Joint Proxy Statement/Prospectus of the Company and Bergen, which forms a part of this Registration Statement on Form S-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                        DONALDSON, LUFKIN & JENRETTE
                                           SECURITIES CORPORATION


                                        By: /s/ Richard A. Landgarten

New York, New York
March 15, 1999